Exhibit 5.1

                           PAULA WINNER BARNETT, ESQ.
                                 ATTORNEY AT LAW
                                17967 BORIS DRIVE
                                ENCINO, CA 91316

                                   ----------

                  Telephone 818-776-9881 Facsimile 818-743-7491
                             pwbarnett@sbcglobal.net

                                                                    May 18, 2005


Calypte Biomedical Corporation
5000 Hopyard Road, Suite 480
Pleasanton, CA  94588

Re:   Post-Effective Amendment No. 4 to Form SB-2 on Form S-3

Ladies and Gentlemen:

I have acted as counsel to Calypte Biomedical Corporation, a Delaware corporation (the "Company"), in connection with the Company's Post-Effective Amendment No. 4 to Form SB-2 on Form S-3 (the "Registration Statement"), being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date hereof, with respect to the offering from time to time by certain stockholders of the Company ("Selling Security Holders"), as detailed in the Registration Statement, of up to 39,588,810 shares of the Company's common stock, $0.03 par value (the "Common Stock") (collectively, the "Shares") of which 25,523,006 Shares have been issued to selling security holders and are included in the total outstanding Shares (the "Outstanding Shares") and 13,357,427 Shares which may be issuable upon exercise of certain outstanding warrants, (collectively, the "Warrants" and, each, a "Warrant") which are currently issued to various selling security holders (the "Warrant Shares"); 641,710 Shares which may be issuable upon conversion of certain convertible debentures (collectively, the "Debentures" and, each, a "Debenture") which are currently issued to various selling sercurity holders (the "Debenture Shares"); and 66,667 shares (the "Consulting Shares") which may be issuable pursuant to a certain consulting agreement (the "Consulting Agreement").

In connection with this opinion, I have examined the following records, documents and instruments:

(a) The Amended and Restated Certificate of Incorporation of the Company, as amended to date, certified by the Secretary of State of the State of Delaware as of February 1, 2005;

(b)   The Bylaws of the Company, as amended to date;

(c) A certificate of good standing issued by the Secretary of State of the State of Delaware as of April 25, 2005.

(d) Such records of corporate proceedings of the Company as I deemed appropriate for the purposes of this opinion;

(e) An officers' certificate of the Company certifying certain factual matters of the Company;

(f) A certificate from American Stock Transfer and Trust Company, the transfer agent of the Company, as to the number of shares of common stock of the Company outstanding as of April 25, 2005;


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(g)   The Warrants, the Debentures, and the Consulting Agreement; and

(h)   The Registration Statement and the exhibits thereto.

In addition, I have examined such records, documents, certificates of public officials and of the Company, and considered such questions of law as I have deemed necessary for the purpose of rendering the opinion set forth below.

In my examination of the foregoing, I have assumed the authenticity of all records, documents and instruments submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to me as certified, conformed or photostatic copies. With regard to certain factual matters, I have relied upon statements and representations of officers of the Company.

This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, including the statutory provisions and all applicable provisions of the Delaware Constitution and reported dudicial decisions interpreting those laws.

Based upon and subject to the foregoing, as of the date hereof, I am of the opinion that:

(1) the Outstanding Shares are legally issued, fully paid and nonassessable;

(2) the 13,357,427 Warrant Shares, the 641,710 Debenture Shares and the 66,667 Consulting Shares when issued as described in and in accordance with the terms of each respective Warrant, Debenture and Consulting Agreement, and upon receipt by the Company of the consideration provided for in each respective Warrant, Debenture and Consulting Agreement, will be legally issued, fully paid and nonassessable;

I assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if I become aware of any fact that might change the opinion expressed herein after the date hereof.

I hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to my firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                        Very truly yours,

                        PAULA WINNER BARNETT, ESQ.


                        /s/ Paula Winner Barnett